RESPONSE GENETICS

Annual Shareholder Meeting

December 1, 2010
Kathleen Danenberg

RESPONSE GENETICS

Forward-Looking Statement

Except for the historical information contained herein, this press release and the statements of representatives of Response Genetics, Inc. related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions, such as the ability of the Company to successfully expand its sales force, expand its ResponseDX, the ability of the Company to continue to collect revenues on sales of its ResponseDX tests, the cost-effectiveness of test panels, and other statements identified by words such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Mission

Response Genetics develops and markets the vital molecular diagnostics needed to make personalized medicine a reality in the treatment of cancer

Our goal is to deliver:

The right therapy

...for each patient

...the first time™

Through Molecular Diagnostics

RESPONSE GENETICS

Response Genetics Key Facts

The Company

- Breakthrough, patented technology allows for the extraction and accurate analysis of genetic information from standard clinical samples, delivering results when you need them
- Revenue generated from sales of ResponseDX™ tests to physicians and proprietary pharmacogenomic testing services of clinical trial specimens to pharmaceutical industry
- Founded in 1999, principal headquarters in Los Angeles, California

Performance

- **Run rate** of over 2,500 cases per quarter
- **Reorder rate** of approximately 90%
- **Reimbursement** up to $2,000 per Lung Panel Test
- **Record revenue** from both ResponseDX™ tests and Pharmaceutical Clients in 2010

Personalized Medicine: The Defining Trend


Drug Development
Clinical Use
PHARMA
Greater Certainty, Reduced Costs of Clinical Trials
REGULATORY AGENCIES
Safer, More Targeted Clinical Trials
RESPONSE GENETICS
PHYSICIANS & PATIENTS
Improved Outcomes
PAYORS
Control Over Escalating Costs

Business Unit Synergy


Pharmaceutical
Clinical
Trials/Diagnostics
PGx
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Dx
ResponseDx™
Testing
Global clinical
trial support
MAGE A3 GSK
R&D
R&D
ResponseDX
Predictive Panels
(Lung, Colon, Gastric)
Future Tests

The Response Genetic Solution: ResponseDX™

The Response Genetic solution provides:

- Clinically relevant PCR/RT-PCR Based Tests
- Associated benefit from Chemotherapy

ResponseDX:Lung™	ResponseDX:Colon™	ResponseDX:Gastric™
• *ERCC1 (Platinum)** • *RRM1* • *TS (Histology)** • *EGFR (exp) (TKI)** • *EGFR Mutation (TKI)* • *KRAS (TKI)* • *EML4-ALK (TKI)*	• *ERCC1 (Platinum)** • *EGFR (exp) (FOLFIRI)** • *BRAF (Cetuximab)* • *KRAS (Cetuximab)* • *TS (FOLFOX)**	• *ERCC1 (Platinum)** • *TS (FOLFOX)** • *HER2 (Trastuzumab)**

*** Issued IP**

NCCN Practice Guidelines, Lung ERCC1, RRM1, KRAS, EGFR listed as most predictive and prognostic markers

Response Genetics Key Facts

Personnel

- 25% expansion in Sales Team in 2010
- Key appointment to Executive Management and Consultants
  - CFO: David O'Toole (Previous CFO of Abraxis Biosciences)
  - Chris Meda (Former Roche Diagnostics, Bus. Dev)

Recent Milestones

- Launch of EML4-ALK Genetic Test for Lung Cancer
- Licensing of BRAF Mutational Test to GSK

Plans for Increasing Market Share

- Expand Sales Team
- Involve Pathologists in Process
- Contract with Hospitals/Pathologist Groups
- Clinical Trial: Addition of ResponseDX Genes into NCCN Practice Guidelines

Licensing ResponseDX™

Synergy between ResponseDX™ and Pharma

Genes Developed for ResponseDx™ Panel are being licensed by Pharma
- Experience with Global Clinical Trials/Bridged Assays on Multiple Platforms
- Competitive Pricing
- Rapid Delivery of Results (5-7 days)

Opportunity
- More than 400 new cancer drugs from 178 companies currently in clinical trials (Source: PhRMA)

ResponseDX™	Pharma
•Expand ResponseDX:Colon™ Panel by developing a clinical test for BRAF mutations *•Adapt test to other tumor types*	*•Develop targeted agents to tumors harboring mutated BRAF* *•Response Genetics licenses clinical test for BRAF mutation to GSK (Q1 2010)*

Growing the Response Genetics Franchise

1. **Expand existing ResponseDX™ tests** as genes that correlate with therapeutic benefit are identified
2. **Build upon record revenue** from ResponseDX™ tests and Pharmaceutical Clients
3. **Continued sales team expansion** and market coverage
4. **Clinical Trials** for Expansion of use and addition of ResponseDX™ proprietary gene tests to NCCN Practice Guidelines
5. **Development of IVD Companion Diagnostic** for use with pharmaceutical agents
6. **Appropriately scale with growth and demand** of:
   a. Highly targeted, effective, expensive pharmaceutical agents in oncology
   b. Predictive genetic tests from physicians, payers and patients
7. **Evaluate additional markets**

RESPONSE GENETICS

Response Genetics, Inc.

Year to date Financial Results

RESPONSE GENETICS

Financial Performance
Revenue Growth



$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Revenue Thousands
Q408
Q109
Q209
Q309
Q409
Q110
Q210
Q310
ResponseDX Accrual Adjustment.
ResponseDX
pharma

RESPONSE GENETICS

Financial Performance
Revenue Growth

Revenues	Q109	Q209	Q309	Q409	Q110	Q210	Q310
Pharma	$1,274,372	$1,452,005	$1,344,874	$1,705,000	$2,000,000	$2,125,160	$2,592,026
Response DX	$262,854	$446,234	$914,649	$1,700,000	$1,700,000	$2,000,000	$2,960,442
Response DX Accrual Adjustment						$1,500,000	
Total revenues	**$1,537,226**	**$1,898,239**	**$2,259,523**	**$3,405,000**	**$3,700,000**	**$5,625,160**	**$5,552,468**

RESPONSE GENETICS

Financial Performance
Financial Considerations - Sept. 30, 2010

	Three Months ended		
(unaudited)	September 30, 2009	June 30, 2010	September 30, 2010
Net Revenue	$2,260,000	$5,643,000	$5,575,000
Gross margin %	48.6%	44.6%	50.9%
Operating Expenses	$3,073,000	$3,547,000	$3,895,000
Net Income (loss)	($1,954,000)	($425,038)	($1,053,000)
	Balance sheet data as of:		
	September 30, 2009	December 31, 2009	September 30, 2010
Cash & Cash Equivalents	$9,299,000	$7,058,000	$5,439,000
Accounts Receivable	$1,704,000	$1,983,000	$4,749,000

RESPONSE GENETICS

RESPONSE GENETICS